Exhibit 10.1

                              SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Agreement") is made and entered into on the 17th of February, 2000, between COMPOSITECH LTD., a Delaware, U.S.A. corporation with its principal place of business at 120 Ricefield Lane, Hauppauge, New York 11788-2008, U.S.A. ("Compositech"), CHENG XIN TECHNOLOGY DEVELOPMENT CORPORATION (as successor in interest to Fidelity Venture Capital Corp.), a Taiwanese corporation with its principal place of business at 6th Fl., Bld. 143, Sec. 2, Min-Sheng East Road, Taipei, Taiwan, Republic of China ("CXTDC"), COMPOSITE TECHNOLOGIES, INC., a Taiwanese company with its principal place of business at 6th Fl., Bld. 143, Sec. 2, Min-Sheng East Road, Taipei, Taiwan, Republic of China ("Technologies"), and investors in Technologies (the "Investors"). (Compositech, CXTDC, Technologies and the Investors are referred to collectively as the "Parties").

     WHEREAS, Compositech, CXTDC and the Investors entered into an Agreement to Form a Joint Venture, dated February 9, 1998, for the establishment of a joint venture at Hsin-Chiu Science Base, Taiwan (the "Joint Venture Agreement"), and Compositech and the joint venture company incorporated pursuant to the Joint Venture Agreement as Technologies entered into a related Patent Information and Trademark Agreement, dated February 9, 1998 (the "Patent License Agreement"), whereby Compositech granted certain patent and trademark licenses to Technologies in exchange for certain royalty payments by Technologies; and

     WHEREAS, the Parties wish to terminate the Joint Venture Agreement and the Patent License Agreement.

     NOW, THEREFORE, the Parties agrees as follows:

1. Termination of Agreements. Effective as of the date hereof, the Parties hereby terminate the Joint Venture Agreement, the Patent License Agreement, and any other related agreements, whether written or oral, between the Parties except for this Agreement (collectively, the "Prior Agreements").

2. Exclusive Settlement Terms; No Claim of Liabilities. This Agreement states exclusively, the terms and conditions of the settlement of all the rights and obligations of the Parties under the Prior Agreements. None of the Parties shall make any claims or charges against any other for any liability under or in connection with the termination of any of the Prior Agreements except, if necessary, with respect to the rights and obligation set forth herein. Each of the Parties hereby mutually releases and forever discharges each other Party from any action, suits, debts, liens, contracts, promises, liabilities, claims, demands, damages, losses, costs or expenses known or unknown, contingent or otherwise ("Claims") that such Party has now or may ever have based on, by reason of, or arising out of the Prior Agreements or the transactions contemplated thereby except for those Claims arising out of rights and obligations set forth herein.

3. Satisfaction of Loans. Compositech hereby acknowledges the receipt of U.S. $500,000 (NTD $16,000,000) as a loan (the "Loan") from Technologies which amount was used to


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purchase 1,600,000 shares of the common stock of Technologies. Technologies and
Compositech hereby agree that all shares of common stock of Technologies held of record by Compositech, including the 1,600,000 shares of common stock purchased and the Technical Investment Shares (as such term is defined in the Patent License Agreement) (the "Shares") shall be transferred as of the date hereof to Technologies on the books and records of Technologies in full satisfaction of all debts owed by Compositech to Technologies including, without limitation, the Loan. Technologies hereby acknowledges that no certificates representing the Shares were issued to Compositech and agrees that it will take all actions necessary to effect the transfer of the Shares on its books and records.

4. Conversion of Initial Royalties to Compositech Shares. As of the date hereof, that portion of Initial Royalties (as defined in Section 5.2.a of the Patent License Agreement) in the amount of US $1.0 million paid by Technologies to Compositech shall be converted into a number of shares of common stock, par value $.01, of Compositech equal to 1,000,000 divided by US $1.7025 rounded to the nearest share (the "Compositech Shares") and shall be held of record by Technologies. Compositech will take all actions necessary to issue the Compositech Shares and will cause a certificate representing the Compositech Shares to be issued to Technologies as soon as practicable.

5. No Restriction on Business. As of the date hereof, no restrictions, other than those imposed by applicable law and contractual obligations, if any, with third parties, shall exist on the ability of either Compositech or Technologies to manufacture or sell any products or operate their respective businesses in Taiwan or elsewhere.

6. Return of Information by Parties. Compositech and Technologies shall cause the return of "Licensor's Information" and "Licensee's Information," as such concepts are defined in the Patent License Agreement, to Compositech and Technologies, respectively. Technologies agrees that it will not hereafter disclose, use or pass on in any way Licensor's Information at any time and will continue in all respects to fully protect Licensor's Information in accordance with Article IX of the Patent License Agreement.

7. Compositech Trademark. Technologies shall immediately cease and desist from all use of the Trademark (as defined in the Patent License Agreement) in any way. Technologies shall not at any time, adopt or use any mark or symbol which is similar to or is likely to be confused with the Trademark. Technologies shall change its company name so as not to include the word "Composite."

8. Indemnification. a) Technologies and CXTDC, jointly and severally, agree to indemnify and hold harmless Compositech and its officers, directors and employees from and against any and all costs, liability, damages, expenses (including reasonable attorneys fees and disbursements) arising out of or related to (i) actions or omissions of Technologies, its officers or directors after the date hereof or (ii) claims of Investors relating to this Agreement or the Prior Agreements; and (b) Compositech agrees to indemnify and hold harmless Technologies, CXTDC, their officers, directors and employees and the Investors from and against any and all costs, liability, damages, expenses (including reasonable attorneys fees and disbursements) arising out of or related to


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actions or omissions of Compositech, its officers or directors after the date hereof with respect to Technologies or the Prior Agreements.

9. Further Actions. Each of the Parties hereby covenants and agrees to execute such documents and to take such further action as may be necessary to implement this Agreement and to otherwise act in good faith and deal fairly hereunder.

10. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York, U.S.A. and for all purposes, including matters pertaining to its form and validity shall be construed and enforced in accordance with the laws of said State without regard to its conflicts of laws principles.

11. Counterparts. This Agreement may be executed in several counterparts, with each of such counterparts being deemed an original and all of which together comprise the whole.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

                                         COMPOSITECH LTD.
                                         By: /s/ Jonas Medney
                                         ---------------------------------------
                                         Name: Jonas Medney
                                         Title: Chairman of the Board


                                         CHENG XIN TECHNOLOGY DEVELOPMENT
                                         CORPORATION
                                         By: /s/ Chen Ming Lee
                                         ---------------------------------------
                                         Name: Cheng Ming Lee
                                         Title:  President


                                         COMPOSITE TECHNOLOGIES, INC.
                                         By: /s/ Chen Ming Lee
                                         ---------------------------------------
                                         Name: Cheng Ming Lee
                                         Title:  Chairman of the Board (Interim)


                                         INVESTORS:
                                         By: /s/ Chen Ming Lee
                                         ---------------------------------------
                                         Name: Cheng Ming Lee